Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--530, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49691 of our opinion dated September 13, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 18, 2000